                                                                  Exhibit 10.15

                            RESTATED LEASE INDENTURE
                            ------------------------

         THIS RESTATED LEASE INDENTURE, effective as of the 30th day of October, 1996, by and between FRANK CRISCITIELLO and ANNE CRISCITIELLO d/b/a PLAZA REALTY PARTNERSHIP, a New Jersey general partnership with a principal office 80 Market Street, Kenilworth, New Jersey 07033 (hereinafter called "Lessor") and CHRISTIE PRODUCTS, INC., a Delaware corporation with a principal place of business at 80 Market Street, Kenilworth, New Jersey 07033 (hereinafter called "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee previously entered into a Lease Indenture of Premises located at 80 Market Street, Kennilworth, New Jersey, effective as of October 1, 1996 providing for an initial term of one year, with Lessee having the option to renew said Lease for two (2) additional consecutive twelve-month renewal terms; and

         WHEREAS, the parties desire to restate said Lease to change the initial term and renewal terms.

         NOW, THEREFORE, said Lease is hereby restated in its entirety as follows:

         1. PREMISES/ACCEPTANCE: Lessor, in consideration of the rents hereinafter reserved and of the covenants, agreements and conditions hereinafter contained, does hereby let unto Lessee, and Lessee does hereby hire and take, those premises including all buildings and improvements located thereon, located at 80 Market Street, Kenilworth, New Jersey, as more particularly described in Exhibit A, attached hereto (hereinafter called the "premises" or "demised premises"). Lessor represents that at the time of execution of this Lease all mechanical systems located on the premises are in good working order. Such systems shall include but are not

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                                                                  Exhibit 10.15

necessarily limited to electricity, heating and plumbing systems, and lighting systems. Lessee acknowledges that it has inspected the premises to its satisfaction and accepts the same in there present condition "as is".

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                                                                  Exhibit 10.15

         2. TERM OF LEASE:

         (a) INITIAL TERM. The initial term of this Lease is for thirty-six
(36) months, commencing as of the date of closing that certain Asset Purchase Agreement between Christie Enterprises, Inc. and Lessee.

         (b) RENEWAL TERM. Provided that (i) Lessee is not then in default with respect to any of its obligations contained herein and (ii) Lessee is not then in default of its obligations to make timely payments of rent, Lessee may renew and extend the term of this Lease for two (2) additional consecutive twelve
(12) month renewal terms, by delivery of written notice to the Lessor not later than ninety (90) days prior to the end of the then present term. All obligations, covenants and conditions contained herein shall continue for the said renewal term.

         (c) DEFINITIONS. Except as otherwise provided herein, any reference in this Lease to the "term of this Lease" or "Lease term" shall mean the initial term and the renewal term, if any.

         (d) LESSEE'S RIGHT TO TERMINATE. Notwithstanding the provisions of (a) and (b) above, Lessee shall have the right to terminate this Lease during the renewal term upon giving at least ninety (90) days advance written notice of its intent to terminate as of a date certain to Lessor.

         3. BASE RENT: During the initial and renewal term of this Lease, the Lessee shall pay to the Lessor the annual base rent of ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000.00) as follows:

         (a) During the first six (6) months of the initial term, in equal monthly installments of FIVE THOUSAND DOLLARS ($5,000.00) each, payable in advance on the first day of each calendar month;

         (b) During the next six (6) months of the initial term, in equal monthly installments of

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                                                                  Exhibit 10.15

FIFTEEN THOUSAND DOLLARS ($15,000.00) each, payable in advance on the first day of each calendar month;

         (c) During the remaining twenty-four (24) months of the initial term, in equal monthly installments of TEN THOUSAND DOLLARS ($10,000.00) each, payable in advance on the first day of each calendar month; and

         (d) During each renewal term, if the option(s) to renew is(are) exercised, the monthly base rent shall be TEN THOUSAND DOLLARS ($10,000.00).

         4. SECURITY DEPOSIT: This Lease does not contain any provision for a security deposit.

         5. LATE CHARGES: In order to cover the extra expense involved in handling delinquent payment, Lessee agrees to pay a "late charge" of five (5%) percent of any installment of rent or additional rent which is paid more than twenty (20) days after the same shall become due.

         6. PUBLIC UTILITIES: The Lessee shall pay all charges for utility services furnished, used or consumed in connection with the premises including but not limited to heat, hot water, gas, fuel oil, water, electricity and telephone.

         7. USE: The Lessee shall use and occupy premises solely for the purpose of operating any business permitted by local or state planning and zoning regulations, ordinances or statutory and in connection therewith Lessee shall procure at its expense all permits, licenses or other required authorizations. Lessor makes no representation that the intended use by Lessee is allowable by municipal, state or federal regulations.

         The Lessee will comply with, and will cause its servants, agents, business visitors, and invitees to comply with all laws, statutes, municipal ordinances, rules and regulations of public

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                                                                  Exhibit 10.15

authorities applicable to the use of the property and to the conduct of its business thereon and will indemnify and save the Lessors harmless from all loss, damage, fines, penalties, and costs for violations thereof or non-compliance therewith.

         8. ASSIGNMENT AND SUBLET: Lessee shall not sublet the premises in any manner or otherwise assign, mortgage or encumber this Lease without the prior written consent of the Lessor, which consent shall not be unreasonably withheld; no such sublet, assignment, mortgage or encumbrance shall release Lessee from the obligations to fully perform and fulfill Lessee's covenants herein.

         9. QUIET ENJOYMENT: The Lessor covenants and agrees that the Lessee, upon paying the rent and all of the charges herein provided for, and observing and keeping the covenants, agreements, and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the property during the term of this Lease without hindrance or molestation from anyone claiming by, through, or under the Lessor, subject, however, to the matters herein set forth.

         10. SUBORDINATION: Notwithstanding any provision contained herein, this Lease shall be subject and subordinate to the lien of any and all existing or future mortgages affecting the premises or any future extensions, modifications, renewals, replacements or amendments thereof and, to that effect, the Lessee shall, upon request of the Lessor, execute and deliver in appropriate form for recording on the land records a proper instrument evidencing such subordination. The foreclosure of any mortgage referred to in this paragraph shall not, by operation of law or otherwise, result in the cancellation of this Lease or the obligations of the Lessee hereunder and Lessee agrees to attorn to and recognize any purchaser of the mortgaged premises in foreclosure (including the mortgagee) as Lessor hereunder in the event that any of said parties shall succeed to Lessor's interest

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                                                                  Exhibit 10.15

in the premises.

         11. MAINTENANCE AND REPAIR:

         (a) Lessee, at Lessee's expense, shall be responsible for the performance of maintenance of all parking areas and sidewalks and the removal of debris and litter of whatever kind and trash hauling or carting service to the demised premises. The Lessee shall provide for sanding and removal of snow and ice from all parking areas and all sidewalks and care and maintenance of all lawn areas, shrubs and trees located on the premises. The Lessee shall keep the premises in good condition and repair and shall, at Lessee's expense, make all necessary repairs to the interior of the demised premises including replacement of all damaged and/or broken glass and service of all electrical, mechanical, plumbing, heating, air conditioning systems, and all other services relating to the use of the premises.

         (b) Lessor shall at its sole cost and expense keep and maintain in good repair the exterior of all structures and buildings on the demised premises, including but not limited to, the roof, walls, all exterior service pipes and mains which service the demised premises and shall make all repairs and replacements to the mechanical, plumbing, heating, air conditioning systems servicing the premises.

         12. ALTERATIONS/MECHANICS' LIENS: As of the effective date hereof, Lessor represents and warrants that the demised premises are in compliance with all applicable federal, state, and municipal statutes, regulations, and ordinances.

         The Lessee will make no interior or exterior alterations or additions in or to the property unless it shall have first obtained the written consent of the Lessor thereto. If any alterations or additions shall be made by the Lessee, they will become and be the property of the Lessor and will

                                                                  Exhibit 10.15

be surrendered with the property at the termination of the Lease unless the Lessor and the Lessee agree otherwise in writing; PROVIDED, HOWEVER, that any movable partitions installed on the premises by the Lessee shall remain the property of the Lessee and, unless the Lessor otherwise agrees, the Lessee will remove such property at the termination of the Lease or surrender of the property, and Lessee shall, at its sole expense, restore the premises to the condition the premises were in prior to the installation of said partitions. If because of any act or omission of Lessee, any construction lien is filed against the premises, Lessee shall cause the same to be discharged within thirty (30) days of the filing thereof and shall indemnify the Lessor from all loss or liability with respect thereto.

         13. INDEMNITY: The Lessee will save, hold and keep the Lessor safe, harmless, and indemnified from and against any and all claims, demands, actions, causes of action, penalties, judgments, court costs, reasonable attorneys' fees, and liabilities of every kind and description for injury to and death of persons and damage to and loss of property, whether owned by Lessee or other persons, which are in any way caused by, arise from, or grow out of the Lessee's use or occupancy of the property, or any act or omission of the Lessee, its employees, agents, invitees, or licensees.

         14. TAXES: Lessee shall be responsible for and pay, as additional rent, when due, all taxes assessed by municipal, county or state authorities against the land and buildings constituting the premises and shall promptly discharge any lien for the same.

         15. INSURANCE:

         (a) PUBLIC LIABILITY. The Lessee, at Lessee's expense, shall maintain, in full force and effect at all times during the term of this Lease, public liability insurance with policy limits for personal injury or death of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence

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                                                                  Exhibit 10.15

and ONE MILLION DOLLARS ($1,00,000.00) aggregate and shall indicate the Lessor and/or any mortgagee as additional insureds as their respective interests may appear.

         (b) FIRE INSURANCE. The Lessee, at Lessee's expense, shall maintain, in full force and effect at all times during the term of this Lease, fire and extended coverage with an all risk endorsement, in an amount equal to the full insurable replacement value of the buildings and improvements standing upon the premises, but not in excess of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00), with a demolition endorsement and said policies shall be made payable to Lessor and/or any mortgagee of the premises as their respective interests may appear or shall pay Lessor's cost thereof, as the parties may agree.

         (c) PROOF OF COVERAGE. The Lessee shall furnish to Lessor and any mortgagee, if applicable, a certified copy of such insurance policies, or other satisfactory proof of coverage, prior to the effective date hereof and timely renewal certificates therefor. All policies shall provide by suitable endorsement the following matters:

         (i) that the contractual liability of the Lessee under this Paragraph 15, is covered thereby, and

         (ii) that the insurance will not be canceled or substantially changed except upon thirty (30) days prior notice to Lessor and/or mortgagee.

         16. INSPECTION: The Lessor, or its authorized agents, will have the right to inspect the premises at any reasonable time and from time to time including the right to exhibit the same to prospective purchasers of the premises or future tenants of the premises. All such inspections shall be conducted so as to not unreasonably interfere with the Lessee's normal activities.

         17. REPRESENTATIONS OF LESSEE: Lessee hereby represents and warrants to the Lessor the following:

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

                                                                  Exhibit 10.15

         (a) That it is a Delaware corporation and is duly authorized and registered to conduct business within the States of Connecticut and New Jersey;

         (b) The execution, delivery and performance of this Lease or any agreement contemplated herein does not result in a breach of any term or condition of any other contract, agreement or other obligation of the Lessee; and

         (c) The Lease is a valid and binding obligation of the Lessee in accordance with its terms.

         18. DEFAULT OF LESSEE:

         (a)      Upon the occurrence of any of the following events:

         (i) if the installments of rent, or any of them, or any part thereof shall not be paid promptly upon the date on which the same become or became due and payable as herein provided, and any such default shall continue for a period of twenty (20) days, or

         (ii) if default shall be made in the due observance or performance of any of the other covenants and agreements herein contained on the part of the Lessee to be kept, observed, and performed, and any such default shall continue for a period of thirty (30) days after written notice thereof has been given by the Lessor to the Lessee, without the Lessee having initiated steps within such period in good faith to cure the same and proceeding thereafter with all due diligence to complete same, or

         (iii) if the Lessee shall vacate or abandon the property in breach of terms and conditions of this Lease, or

         (iv) the failure of any representation or warranty of Lessee to be true and accurate, the Lessor will have the option thereafter to give the Lessee notice of the Lessor's intention to terminate the right of the Lessee to occupy the property and to re-enter the property on a date to be stated in such notice, which date shall not be less than fifteen (15) days after the giving of such notice, and on the date specified in said notice, the right of the Lessee to occupy the property shall end. The termination of the right of the Lessee to occupy the property and any re-entry by the Lessor as a result of the same shall not relieve the Lessee of its obligation to pay the rent or to perform and observe all the terms and conditions of this Lease to be performed and observed by the Lessee during the term of this Lease or any renewals thereof.

         (b) If the Lessee's right to occupy the property for any of the causes aforesaid is

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

                                                                  Exhibit 10.15

terminated, the Lessor shall make every reasonable effort to re-let the premises, and if the Lessor re-lets the property, the Lessee shall continue to be and remain liable for the difference between the rent and other payments which would have been payable by the Lessee during the balance of the term of this Lease, as provided for herein if the Lessee had continued in possession, and the net rent for the balance of said term realized by the Lessor upon re-letting in good faith to other parties and for the best rent obtainable, and the Lessee shall pay the amount of such difference to the Lessor. Such net rent will be determined by deducting from the entire rent received or to be received during the remainder of the Lease upon such re-letting, the expenses, if any, incurred in good faith by the Lessor for necessary upkeep and repairs in connection with the property and all expenses reasonably incurred in recovering possession of the property, including all costs and commissions of such re-letting and reasonable attorney's fees in connection with such terminating, recovering, possession, and re-letting the property. If the Lessor re-lets the property as authorized herein, such re-letting may be for such period of time, even if beyond the term of this Lease, as the Lessors may find reasonably necessary, and the Lessor may grant concessions to a Lessee in such re-letting as may be reasonable and necessary, provided the same shall be granted in good faith.

         19. SURRENDER OF PREMISES/WAIVER OF NOTICE TO QUIT: Whenever the Lessee's right to occupy the property terminates, whether by expiration of the term of this Lease or otherwise, the Lessee shall peaceably quit and surrender possession of the property and deliver up the same to Lessor in broom clean condition, and if the Lessee does not so quit and surrender possession, the Lessor may lawfully re-enter and repossess the property, either by summary proceedings or otherwise, and may dispossess and remove the Lessee and its effects therefrom without incurring any liability therefrom and may have and possess the property as of their former

                                       10
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                                                                  Exhibit 10.15

estate, and without such re-entry, may recover possession thereof in the manner prescribed by the statute relating to summary process; and no demand for rent and no re-entry for condition broken, as at common law, will be necessary to enable the Lessor to recover such possession pursuant to said statute, and all right to any such demand or re-entry is hereby expressly waived by the Lessee.

         20. CONDEMNATION: If any person or corporation, public or private, or any competent authority shall, at any time during the term hereof, lawfully condemn and acquire title to the demised premises or take the use and occupation of the demised premises by virtue of eminent domain or by condemnation proceedings in pursuance of any law, general, special, or otherwise, then such condemnation and acquiring of title shall terminate this Lease, and such termination shall take effect as of the date when the party in whose behalf such condemnation proceedings were brought shall be entitled to take possession of the property.

         In the event of a total or partial taking, neither party hereto shall have any claims against the other for loss or damage resulting from such taking, it is agreed that the Lessor shall be entitled to collect from the condemnor the entire award that may be made in any such proceeding. Notwithstanding the foregoing, the Lessee shall be entitled to any condemnation award specifically made to compensate the Lessee for its moving expense, loss of business, or relocation expenses caused by condemnation.

         21. SIGNS: The Lessee shall have the right, subject to the written permission of the Lessor, to install and maintain, replace, and relocate such signs or lighting effects and fixtures as are or may be from time to time commonly used or adopted by the Lessee; said permission will not be unreasonably withheld. Lessee covenants and agrees to conform in every way with the laws, ordinances, rules and regulations of the municipality, county and state where the premises are

                                                                  Exhibit 10.15

located, or any department of either, and to save the Lessor free and harmless of any fine, penalties, or costs for any violation or noncompliance with the same so far as Lessee's use of the leased premises is concerned.

         Lessor may post signs indicating that the premises are "for sale" and during the final three (3) months of the term hereof the Lessor may also post and maintain without hindrance, signs or notices indicating that the premises are "for rent". PROVIDED, HOWEVER that no such signs placed by the Lessor shall unreasonably interfere with the use of the premises by Lessee.

         22. INTERRUPTION OF USE: In the event of damage to or destruction of the demised premises by fire or other casualty, rent shall abate during the period that the premises are not usable for the business of the Lessee, and the Lessor agrees to use reasonable best efforts to repair and restore the premises within a reasonable period of time.

         If at any time during the lease term, the demised premises are destroyed or damaged by fire, or other casualty, to the extent of fifty (50%) percent or more of the then value of the buildings or other improvements, or damaged to the extent that the said premises cannot be repaired within one hundred twenty (120) days of the date of occurrence, then either party may terminate this Lease as of the date of such damage or destruction by giving notice to the other party within thirty (30) days thereafter of its election to do so.

         23. NOTICES: Any notice from one party to another hereunder, shall be in writing and shall be deemed to have been duly given if sent by United States certified or registered mail addressed:

         To Lessor at:            1080 Prospect Avenue
                                  Mountainside, New Jersey 07092

         To Lessee at:            80 Market Street

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

                                                                  Exhibit 10.15

                                       Kenilworth, New Jersey 07033

         24. BANKRUPTCY: If the Lessee, or its successors or assigns, at any time during the term of this Lease or any extension or renewal thereof, shall be declared insolvent or adjudicated a bankrupt, or in the event a receiver shall be appointed for its business or its assets on account of insolvency, or if they shall make an assignment for the benefit of its creditors and the Lessee is not actively contesting or appealing said declaration, or appointment, then the Lessor shall have the right, at its election, then or at any time thereafter while such default or defaults shall continue, without further demand or notice, to enter into and upon said premises and repossess the same as of its former estate, and upon entry as herein stated, this Lease shall, at the option of the Lessor, terminate. In the event of termination of this Lease as in this Paragraph provided, the Lessor's right to repossess the demised premises shall be either without process of law or through any form of suit proceeding, and in addition, the Lessor shall have the right to sue for and recover all rents and other sums accrued and unpaid up to the time of such termination, including damages and costs, including attorney's fees, arising out of any breach of this Lease on the part of the Lessee.

         25. CONVEYANCE: The term "Lessor", as used herein, shall mean only the owner in fee for the time being of the premises, so that, in the event of any sale, transfer or conveyance of the premises, the named Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and Lessee agrees that in the event of any such sale, transfer or conveyance of the premises, Lessee shall attorn to and recognize such Purchaser as a successor Lessor hereunder.

         26. TIME IS OF THE ESSENCE: Lessee agrees that TIME IS OF THE ESSENCE with respect to the punctuality of performance of its covenants, agreements and obligations

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                                                                  Exhibit 10.15


hereunder.

         27. AGREEMENT TO EXECUTE ADDITIONAL INSTRUMENTS: The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made.

         28. ADDITIONAL REMEDIES: All rights and remedies given to Lessor herein are distinct and separate and no one of them shall be deemed to be in exclusion of any other remedy provided herein or in law or equity provided.

         29. WAIVER NOT FORBEARANCE: A waiver by the Lessor of the enforcement of any of its rights hereunder shall not be construed as a continuing waiver or as a waiver of any other right. The receipt of rent by Lessor, with the knowledge of any breach of this Lease by Lessee or of any default on the part of Lessee in the observance or performance of any of the terms covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of Lease.

         30. LEGAL COUNSEL: In the event that either party hereto is required to engage legal counsel in order to enforce its rights herein, then the prevailing party shall be entitled to recover all reasonable attorneys fees and other reasonable expenses incurred by such prevailing party.

         31. BROKERS: Lessor and Lessee each represent that no broker, agent or other person is entitled to any brokerage fee or commission as a result of this transaction, of the execution or performance of this Lease Indenture or of delivery to Lessee the possession and occupancy of the premises as provided herein. The parties hereto agree to save and hold harmless for any loss, liability, damage or expense, including attorneys' fees, from any claim made for a brokerage fee or commission arising from a misrepresentation under this Paragraph 31.

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                                                                  Exhibit 10.15

         32. PLEDGE OR ASSIGNMENT OF LEASE BY LESSOR: No provision of this Lease shall be construed as prohibiting the Lessor from executing an assignment or pledge of its rights hereunder as collateral security for a loan or other advance.

         33. SCOPE OF AGREEMENT: This Lease contains all of the representations and agreements between the parties hereto with respect to the property and supersedes any and all previous or other arrangements or undertakings, verbal, or in writing, regarding the same.

         34. MODIFICATIONS: No modification of any of the provisions of this Lease shall be effective unless the same be in writing and signed by the Lessor and the Lessee.

         35. HEADINGS: The Paragraph headings inserted herein are for convenience and reference and are not intended, and shall not be construed, to define or limit or in any manner affect the scope or meaning of any Paragraph or provision of this Lease, and such headings shall not be considered in any construction of this Lease.

         36. SUCCESSION: This Lease shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto.

         37. GOVERNING LAW: This Lease shall be governed and construed in accordance with the applicable laws of the State of Connecticut.

         38. PARTIAL INVALIDITY: If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to

                                                                  Exhibit 10.15

person or circumstances other than those or to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the day and year above written. LESSOR: PLAZA REALTY PARTNERSHIP


                                          By /s/ Frank Criscitello
                                             ---------------------
                                                 Frank Criscitiello
                                                 A Partner, Duly Authorized

                                          LESSEE:  CHRISTIE PRODUCTS, INC.

                                          By /s/ Patrick A. DePaolo, Sr.
                                             ---------------------------
                                                 Patrick A. DePaolo, Sr.
                                                 Its President, Duly Authorized

                                      16